SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Fastenal Company

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FASTENAL COMPANY

2001 Theurer Boulevard

Winona, Minnesota 55987-0978

(507) 454-5374

February 27, 2003

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Company’s offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o’clock a.m., Central Daylight Savings Time, on Tuesday, April 15, 2003.

The Secretary’s Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as soon as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire. If your shares are held in the name of a bank, broker or similar holder of record, you will receive instructions from the holder of record that you must follow in order for shares to be voted.

Sincerely,

Robert A. Kierlin

Chairman of the Board

FASTENAL COMPANY

Notice of Annual Meeting of Shareholders

to be held on April 15, 2003

The Annual Meeting of Shareholders of Fastenal Company will be held at the Company’s offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o’clock a.m., Central Daylight Savings Time, on Tuesday, April 15, 2003 for the following purposes:

1.	To elect a Board of Directors of nine directors, to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2003.

3.	To approve the Fastenal Company Stock Option Plan, which provides eligible participants the opportunity to receive awards of stock options.

4.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed February 18, 2003 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your Proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to mark, date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. You may revoke the Proxy at any time prior to being exercised, and returning your Proxy will not affect your right to vote in person if you attend the meeting and revoke the Proxy.

By Order of the Board of Directors,

Stephen M. Slaggie

Secretary

Winona, Minnesota

February 27, 2003

PROXY STATEMENT

GENERAL INFORMATION

The enclosed Proxy is being solicited by the Board of Directors of Fastenal Company (the “Company”) for use in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 15, 2003 at the Company’s offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o’clock a.m., Central Daylight Savings Time, and at any adjournments thereof. Only shareholders of record at the close of business on February 18, 2003 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form, which are properly signed, duly returned to an officer of the Company and not revoked, will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by delivering to an officer of the Company written notice of termination of the Proxy’s authority or a properly signed Proxy bearing a later date.

The address of the principal executive office of the Company is 2001 Theurer Boulevard, Winona, Minnesota 55987-0978 and the telephone number is (507) 454-5374. The mailing of this Proxy Statement and the Board of Directors’ form of Proxy to shareholders will commence on or about February 27, 2003.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present and entitled to vote is required for approval of each proposal included in this Proxy Statement. For this purpose, a shareholder who abstains with respect to a proposal is considered to be present and entitled to vote on such proposal at the meeting and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on a proposal shall not be considered present and entitled to vote on such proposal.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any shareholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders and desired to be included in the Company’s Proxy Statement for that meeting must be received by the Company at its principal executive office no later than October 30, 2003 in order to be included in such Proxy Statement. If notice of any other shareholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders is not received by the Company on or before January 13, 2004, the Proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the Proxies named therein to vote in their discretion on such proposal without any discussion in the Company’s Proxy Statement for that meeting of either the proposal or how such Proxies intend to exercise their voting discretion.

SECURITY OWNERSHIP OF PRINCIPAL

SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of February 7, 2003, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, by each director and nominee for the office of director, by each executive officer named in the Summary Compensation Table set forth under “Executive Compensation” below, and by all directors and executive officers as a group. On February 7, 2003 there were 75,877,376 shares of Common Stock, par value $.01 per share, issued and outstanding, each of which is entitled to one vote.

Name and, if Required, Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Outstanding Shares
Robert A. Kierlin P.O. Box 302 Winona, Minnesota 55987	6,738,542	(2)	8.88%

Stephen M. Slaggie 1870 Ralph Scharmer Drive Winona, Minnesota 5598	3,849,348	(3)	5.07

Michael M. Gostomski	1,283,522	(4)	1.69

John D. Remick	2,434,170	(5)	3.21

Henry K. McConnon	1,617,874	(6)	2.13

Robert A. Hansen	400		*

Willard D. Oberton	161,120	(7)	*

Michael J. Dolan	3,500		*

Reyne K. Wisecup	1,160	(8)	*

Nicholas J. Lundquist	16,865	(9)	*

Daniel L. Florness	2,283	(10)	*

Steven L. Appelwick	2,620	(11)	*

Ruane, Cunniff & Co., Inc. 767 Fifth Avenue New York, New York 10153-4798	7,717,870	(12)	10.17

FMR Corp. Edward C. Johnson III Abigail P. Johnson 82 Devonshire Street Boston, Massachusetts 02109	3,840,525	(13)	5.06

Directors and executive officers as a group (12 persons)	16,111,404		21.23

*	Less than 1%.

(1)	Except as otherwise indicated in the Notes below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

(2)	Includes 1,117,440 shares held by Mr. Kierlin, which are subject to stock options granted by Mr. Kierlin to various employees of the Company. See “Option/SAR Grants” below. Mr. Kierlin has voting and investment power with respect to these shares, provided that any transferred shares will remain subject to the options. Also includes 200 shares held by Mr. Kierlin’s wife. Mr. Kierlin disclaims beneficial ownership of the shares held by his wife.

(3)	Includes 205,952 shares held by Mr. Slaggie’s wife, and 71,100 shares held by Mr. Slaggie as custodian for one of his children. Also includes 1,400 shares held by the Slaggie Family Foundation (the “Slaggie Foundation”). Mr. Slaggie and members of his family (including his wife and certain of his children) are directors and members of the Slaggie Foundation and, as such, share voting and investment power with respect to the shares of Common Stock of the Company held by the Slaggie Foundation. Mr. Slaggie disclaims beneficial ownership of the shares held by the Slaggie Foundation.

(4)	Consists of 963,522 shares held in Mr. Gostomski’s revocable living trust, over which Mr. Gostomski has voting and investment power, and 320,000 shares held in the revocable living trust of Mr. Gostomski’s wife, over which Mr. Gostomski’s wife has voting and investment power. An aggregate of 620,000 of the shares held in Mr. Gostomski’s revocable living trust are pledged in connection with forward sales contracts that mature in August 2004 and August 2005.

(5)	Includes 309,574 shares held by Mr. Remick’s wife, and 20,000 shares held by Mr. Remick as custodian for one of his children. Mr. Remick disclaims beneficial ownership of the shares held by his wife. Also includes 80,150 shares held by a charitable foundation of which Mr. Remick is a director. As a director, Mr. Remick shares voting and investment power with respect to the shares of Common Stock of the Company held by the foundation. Mr. Remick disclaims beneficial ownership of the shares held by the foundation.

(6)	Includes 320,000 shares held by Mr. McConnon’s wife, 1,150 shares held by Mr. McConnon as custodian for one of his grandchildren, and 24,000 shares held by Mr. McConnon’s father with respect to which Mr. McConnon has investment power pursuant to a power of attorney granted to Mr. McConnon by his father. Mr. McConnon disclaims beneficial ownership of the shares held by his wife.

(7)	Includes 35,800 shares held by Mr. Oberton’s wife, and an aggregate of 7,800 shares held by Mr. Oberton and his wife as custodian for Mr. Oberton’s children.

(8)	These shares are held jointly by Ms. Wisecup and her husband.

(9)	Includes 2,400 shares held my Mr. Lundquist’s wife, and an aggregate of 2,400 shares held by Mr. Lundquist as custodian for his children. Also includes 565 shares attributable to the account of Mr. Lundquist in the Company’s 401(k) plan. The number of shares attributable to such account is based on Mr. Lundquist’s most recent plan statement, which reports units held by Mr. Lundquist in the plan’s stock fund. Such units consist of undivided interests in the shares and cash held in the fund. The number of shares reported is an estimate based on the number of units held by Mr. Lundquist. Mr. Lundquist has the right to direct the investment of, and the voting of all shares attributable to, his plan account.

(10)	Consists of 2,012 shares held jointly by Mr. Florness and his wife, and 271 shares attributable to the account of Mr. Florness in the Company’s 401(k) plan. The number of shares attributable to such account is based on Mr. Florness’ most recent plan statement, which reports units held by Mr. Florness in the plan’s stock fund. Such units consist of undivided interest in the shares and cash held in the fund. The number of shares reported is an estimate based on the number of units held by Mr. Florness. Mr. Florness has the right to direct the investment of, and the voting of all shares attributable to, his plan account.

(11)	Includes 64 shares attributable to the account of Mr. Appelwick in the Company’s 401(k) plan. The number of shares attributable to such account is based on Mr. Appelwick’s most recent plan statement, which reports units held by Mr. Appelwick in the plan’s stock fund. Such units consist of an undivided interest in the shares and cash held in the fund. The number of shares reported is an estimate based on the number of units held by Mr. Appelwick. Mr. Appelwick has the right to direct the investment of, and the voting of all shares attributable to, his plan account.

(12)	According to an amendment to a Schedule 13G statement filed with the Securities and Exchange Commission reflecting ownership as of December 31, 2002, Ruane, Cunniff & Co., Inc., which is a registered broker-dealer and investment advisor, has sole voting power with respect to 5,043,261 shares and sole investment power with respect to 7,717,870 shares.

(13)	According to a Schedule 13G statement filed with the Securities and Exchange Commission reflecting ownership as of December 31, 2002, FMR Corp., which is a parent holding company, has sole voting power with respect to 491,255 shares and sole dispositive power with respect to 3,840,525 shares. Each of Mr. Johnson and Ms. Johnson were also shown in the Schedule 13G statement as having sole dispositive power with respect to 3,840,525 shares by virtue of their respective relationships with FMR Corp.

ELECTION OF DIRECTORS

Nominees and Required Vote

The Restated Bylaws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than five nor more than nine directors, which number shall be fixed from time to time by the Board of Directors. Each director shall be elected at the Annual Meeting of Shareholders for a term that expires at the next regular shareholders’ meeting and shall hold office for the term for which he or she was elected and until a successor is elected and has qualified. The Board of Directors has fixed the number of directors to be elected for the ensuing year at nine and has nominated the nine persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nine nominees named below to constitute the entire Board of Directors.

All of the nominees named below are current directors of the Company and have been previously elected as a director by the Company’s shareholders. Each nominee has indicated a willingness to serve as a director for the ensuing year. However, in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

The following table sets forth certain information as to each nominee for the office of director:

Name	Age	Position
Robert A. Kierlin	63	Chairman of the Board and Director

Stephen M. Slaggie	63	Secretary and Director

Michael M. Gostomski	62	Director

John D. Remick	66	Director

Henry K. McConnon	63	Director

Robert A. Hansen	59	Director

Willard D. Oberton	44	Chief Executive Officer, President and Director

Michael J. Dolan	54	Director

Reyne K. Wisecup	40	Human Resources Manager and Director

Mr. Kierlin has been the Chairman of the Board of the Company and has served as a director of the Company since the Company’s incorporation in 1968. In addition, Mr. Kierlin has served as a Minnesota State Senator since April 1999. Mr. Kierlin also served as Chief Executive Officer of the Company from 1968 through December 2002, and as President of the Company from 1968 through July 2001.

Mr. Slaggie has been the Secretary of the Company and has served as a director of the Company since 1970. He became a full-time employee of the Company in December 1987, at which time he assumed the additional duties of Shareholder Relations Director and Insurance Risk Manager.

Mr. Gostomski has served as a director of the Company since 1973. For more than the past five years, Mr. Gostomski has been the President of Winona Heating & Ventilating Company, a sheet metal and roofing contractor located in Winona, Minnesota.

Mr. Remick has served as a director of the Company since the Company’s incorporation in 1968. For more than the past five years, Mr. Remick has been the President and Chief Executive Officer of Rochester Athletic Club, Inc., an athletic club located in Rochester, Minnesota.

Mr. McConnon has served as a director of the Company since the Company’s incorporation in 1968. For more than the past five years, Mr. McConnon has been the President of Wise Eyes, Inc., an eyeglass retailer and wholesaler located in State College, Pennsylvania.

Mr. Hansen has served as a director of the Company since June 1999. For more than the past five years, Mr. Hansen has been an Associate Professor of Marketing and Logistics Management with the Carlson School of Management at the University of Minnesota.

Mr. Oberton has served as a director of the Company since June 1999, has been President of the Company since July 2001, and has been Chief Executive Officer of the Company since December 2002. Mr. Oberton also served as Chief Operating Officer of the Company from March 1997 through December 2002, as Executive Vice-President of the Company from June 2000 through July 2001, and as Vice-President of the Company from March 1997 through June 2000.

Mr. Dolan has served as a director of the Company since June 2000, and has been self employed as a business consultant since March 2001. From October 1995 through February 2001, Mr. Dolan was Executive Vice-President and Chief Operating Officer of The Smead Manufacturing Company, a manufacturer of office products located in Hastings, Minnesota.

Ms. Wisecup has served as a director of the Company since June 2000, and has been Human Resources Manager for the Company since April 1997.

None of the above nominees is related to any other nominee or to any executive officer of the Company.

Board and Committee Meetings

The Board of Directors of the Company held four meetings during 2002. The Company has an Audit Committee consisting of Robert A. Hansen, John D. Remick and Michael J. Dolan, each of whom is an independent director (as that term is used in Section 10A of the Securities Exchange Act of 1934, as amended, and as that term is defined in the listing standards of The Nasdaq Stock Market and in Section 301 of the Sarbanes-Oxley Act of 2002), a Development Committee and an Acquisitions Committee. The Company does not have a Nominating Committee or a Compensation Committee, or any other committee of the Board of Directors performing equivalent functions.

The Audit Committee held five meetings during 2002. The Audit Committee has the authority to (a) engage independent auditors, (b) review with the independent auditors the scope and results of audit engagements, (c) review the scope, frequency and results of internal audits and examinations, (d) review the adequacy of the Company’s accounting policies and system of internal accounting controls, and (e) review all related party transactions for potential conflict-of-interest situations. The Audit Committee operates under a written charter adopted by the Board of Directors in June 2000. The Board of Directors will, in the near future, be reviewing the charter in light of the recently enacted Sarbanes-Oxley Act of 2002, and will revise the charter as necessary to comply with the new Act.

Each director of the Company attended more than 75% of the aggregate number of meetings of the Board and the various committees on which he or she served during 2002.

Compensation of Directors

Each director of the Company receives an annual retainer of $1,000 for his or her services as a director, and, if he or she is not an employee of the Company, $3,000 (plus reimbursement of reasonable expenses) for attendance at each meeting of the Board. Each member of the various committees who is not an employee of the Company receives $3,000 (plus reimbursement of reasonable expenses) for attendance at each committee meeting.

Audit Committee Report

The Audit Committee is responsible for overseeing the Company’s management and independent auditors in respect of the Company’s accounting and financial reporting. In performing its oversight function, the Audit Committee relies upon advice and information received from the Company’s management and independent auditors.

In that regard, the Audit Committee has reviewed and discussed with members of the Company’s management the Company’s audited consolidated financial statements for fiscal 2002, and has discussed with representatives of the Company’s independent auditors the matters required to be discussed with audit committees by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with representatives of the Company’s independent auditors that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for fiscal 2002 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

Michael J. Dolan            John D. Remick            Robert A. Hansen

Members of the Audit Committee

Independent Auditors’ Fees

Audit Fees

The aggregate fees billed for the audit of the Company’s annual consolidated financial statements for fiscal 2002 and for the review of the Company’s interim consolidated financial statements for each quarter in fiscal 2002 were $220,000.

All Other Fees

The Company also paid its principal accountant an aggregate of $70,000 for all other fees. This consisted of $39,000 paid for statutory audit services related to its Puerto Rican operations and its Singapore operation, and for audit services related to its 401(k) benefit plan; $13,000 paid for other audit related services; and $18,000 paid for tax compliance services related to its Puerto Rican operations and for corporate tax accounting strategy services. The Company’s principal accountant rendered no other services to the Company or any of its subsidiaries during fiscal 2002. The Audit Committee has considered whether, and has determined that, the provision of these services was compatible with maintaining the independence of the Company’s principal accountant.

EXECUTIVE COMPENSATION

Summary of Compensation

Set forth in the following table is information with respect to the compensation of each individual who held the position of chief executive officer of the Company during 2002, and certain other individuals who were executive officers of the Company at the end of 2002, for each fiscal year of the Company in the three fiscal years ended December 31, 2002:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Securities Underlying Options/SARs (#)
Robert A. Kierlin (1) Chairman of the Board	2002 2001 2000	$61,000 63,500 121,000	(2) (2) (2)	$0 0 0	0 0 0

Willard D. Oberton (3) Chief Executive Officer and President	2002 2001 2000	301,000 290,585 301,000	(4) (4) (4)	121,500 0 79,475	2,000 2,000 10,000

Daniel L. Florness (3) Executive Vice-President, Chief Financial Officer and Treasurer	2002 2001 2000	150,000 143,750 117,500		89,000 13,039 50,713	2,000 2,000 10,000

Nicholas J. Lundquist (3) (5) Executive Vice-President and Chief Operating Officer	2002 2001 2000	246,875 174,996 173,538		147,535 64,442 127,907	2,000 2,000 10,000

Steven L. Appelwick (6) Vice-President – Product Procurement, Marketing, and Logistics	2002	140,004		75,612	2,000

(1)	Mr. Kierlin ceased being chief executive officer of the Company in December 2002. Mr. Kierlan’s 2002 compensation includes compensation for the full fiscal year.

(2)	Includes $1,000 paid to Mr. Kierlin during each of the years 2001, 2001 and 2000 in his capacity as a director. See “Board and Committee Meetings” above.

(3)	Mr. Oberton, Mr. Lundquist and Mr. Florness each assumed expanded roles and titles in December 2002. The titles indicated here represent the principal positions currently held by these individuals.

(4)	Includes $1,000 paid to Mr. Oberton during each of the years 2002, 2001 and 2000 in his capacity as a director of the Company. See “Board and Committee Meetings” above.

(5)	Mr. Lundquist became an executive officer of the Company in June 2000. Mr. Lundquist’s 2000 compensation includes compensation for the full fiscal year.

(6)	Mr. Appelwick became an executive officer of the Company in December 2002. Mr. Appelwick’s 2002 compensation includes compensation for the full fiscal year.

The individuals named above are the only persons who were executive officers of the Company during the fiscal year ended December 31, 2002 and whose total salary and bonus for such fiscal year exceeded $100,000.

Option/SAR Grants

Tables

The following table sets forth information regarding individual grants of options and stock appreciation rights made to the executive officers of the Company named in the Summary Compensation Table shown above during the fiscal year ended December 31, 2002:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/SAR Term (1)
Name	Number of Securities Underlying Options/ SARs Granted (#)		Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	5% ($)	10% ($)
Robert A. Kierlin	0		—	—	—	—	—
Willard D. Oberton	2,000	(2)	0.3%	$35	11/30/04	$5,060	$16,300
Daniel L. Florness	2,000	(2)	0.3	35	11/30/04	5,060	16,300
Nicholas J. Lundquist	2,000	(2)	0.3	35	11/30/04	5,060	16,300
Steven L. Appelwick	2,000	(3)	0.3	35	11/30/04	6,900	18,420

(1)	The dollar amounts under these columns were calculated assuming the value of the Company’s Common Stock appreciates at 5% and 10% each year, compounded annually,

from the date of grant of the applicable option or stock appreciation right to the end of the term of the applicable option or stock appreciation right. These annual appreciation rates have been set by the Securities and Exchange Commission for illustrative purposes and are not intended to forecast future financial performance of the Company or possible future appreciation, if any, in the price of the Company’s Common Stock. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that the executive officers will only realize value from the grants of options and stock appreciation rights shown when the price of the Company’s Common Stock appreciates, which benefits all shareholders commensurately.

(2)	These stock appreciation rights were granted by the Company, on January 18, 2002, under the stock appreciation rights plan for employees of the Company and its subsidiaries described below, and, in general, will become exercisable on June 1, 2004 and will expire on November 30, 2004.

(3)	This option was granted by the Chairman of the Board, on January 2, 2002, under his stock option plan for employees of the Company and its subsidiaries described below, and, in general, will become exercisable on June 1, 2004 and will expire on November 30, 2004.

The following table sets forth, as to the executive officers of the Company named in the Summary Compensation Table shown above, information concerning stock options and stock appreciation rights exercised during, and the value of stock options and stock appreciation rights held at the end of, the fiscal year ended December 31, 2002:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL

YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert A. Kierlin	0	—	0	0	—	—

Willard D. Oberton	10,000	66,000	0	4,000	—	$24,560

Daniel L. Florness	10,000	80,000	0	4,000	—	24,560

Nicholas J. Lundquist	10,000	93,833	0	4,000	—	24,560

Steven L. Appelwick	10,000	60,200	0	4,000	—	24,560

Plan Information

In 2000, the Chairman of the Board of the Company established a stock option plan under which he has granted to a broad group of employees of the Company and its subsidiaries options to purchase up to an aggregate of 2,506,120 shares of Common Stock of the Company (as adjusted for stock splits) owned by him. The benefits to the Company of the stock option plan are three-fold. First, the plan aligns the interest of the employees of the Company and its subsidiaries with the long-term interest of the Company’s public shareholders. Second, the plan allows employees of the Company and its subsidiaries the potential to accumulate some wealth. Third, since outstanding shares of Common Stock owned by the Chairman of the Board back the options, the Company will issue no new shares when the options are exercised and the options will result in no dilution of the Company’s outstanding Common Stock.

The Chairman has the sole right to establish criteria for participation of employees in the plan, to grant options under the plan, to specify the number of shares covered by each option, and to determine the exercise price of each option (provided that the exercise price cannot be less than the fair market value of a share of Common Stock of the Company on the most recent trading day preceding the date of grant). In general, each option granted under the Chairman’s plan expires on the last day of November or December of the second calendar year after the year in which the option is granted and is exercisable during the six-month period ending on the expiration date. If the holder of an option ceases to be employed by the Company or one of its subsidiaries, other than as a result of his or her death, before the option first becomes exercisable, the option will expire at the time such holder’s employment is terminated. If the holder of an option ceases to be employed by the Company or one of its subsidiaries, other than as a result of death, on or after the date the option first becomes exercisable, the option will expire on the earlier of 90 days after the date of termination of the holder’s employment or the end of the term of the option. If the holder of an option dies while in the employ of the Company or one of its subsidiaries, the option will be exercisable by the legal representative or the holder’s estate or by his or her heirs during the same period as the option could have been exercised by the holder had he or she lived and remained employed by the Company or one or its subsidiaries.

As of December 31, 2002, there were outstanding under the Chairman’s plan options to purchase an aggregate of 1,128,960 shares of Common Stock with a weighted-average exercise price of $31.67 per share, and there were 1,807,910 shares of Common Stock remaining available for issuance under the Chairman’s plan. The Chairman has indicated that he does not intend to grant any further options under his plan if the Company Plan referred to under “Approval of Fastenal Company Stock Option Plan” below is approved by the shareholders of the Company at the Annual Meeting. No decision has been made by the Chairman at this time as to whether he would grant further options under his plan if the Company Plan is not approved by the shareholders. Since the Chairman’s plan is backed solely by shares of Common Stock owned by him, the shareholders of the Company were not asked to approve that plan at the time it was established.

The Company established a stock appreciation rights plan in 2000 in connection with the Chairman’s adoption of his stock option plan so that stock appreciation rights could be granted to certain officers and employee-directors of the Company who faced practical obstacles in participating in the Chairman’s plan due to securities law considerations. The terms of the stock appreciation rights mirror those of the stock options, except that all payments upon exercise of the stock appreciation rights are made in cash. As a result, the stock appreciation rights result in no dilution of the Company’s outstanding Common Stock. Further stock appreciation rights will be granted under the Company’s stock appreciation rights plan only if the Chairman of the Board grants additional options under his stock option plan.

The Company does not maintain any compensation plans under which Common Stock or other equity securities of the Company are authorized for issuance.

Compensation Committee Interlocks and Insider Participation

As indicated under “Board and Committee Meetings” above, the Company does not have a Compensation Committee or any other committee of the Board of Directors performing equivalent functions. The Board of Directors makes decisions regarding compensation of executive officers of the Company. Three of the Company’s executive officers, Robert A. Kierlin, Stephen M. Slaggie and Willard D. Oberton, are directors of the Company. Each of these individuals participated in all deliberations of the Board during the fiscal year ended December 31, 2002 concerning executive officer compensation.

Board Report on Executive Compensation

As required by the rules established by the Securities and Exchange Commission, the Board of Directors has prepared, for inclusion in this Proxy Statement, the following report on the compensation policies of the Board applicable to the Company’s executive officers. The Company’s executive compensation package consists of three main components: (i) base salary, (ii) the potential for cash bonuses, and (iii) stock-based awards. The types and amounts of compensation paid to any particular executive officer depend on, among other factors, whether or not that officer is a founder of the Company.

Founders

Two of the Company’s executive officers, the Chairman of the Board, who also served as chief executive officer of the Company until December 2002, and the Secretary, are founders of the Company and, as shown in the table set forth under “Security Ownership of Principal Shareholders and Management” above, hold significant portions of the Company’s Common Stock which were acquired by them at the time of the Company’s incorporation. The compensation of the Chairman of the Board and Secretary for 2002 consisted solely of base salary, which was established by the Board of Directors at its first meeting in 2002. It is the philosophy of the Board of Directors that the Company should modestly compensate the Chairman of the Board and Secretary, and that financial reward for those officers should come in large part from increases in the value of the Company’s Common Stock held by them. Consistent with that philosophy, the Board set the base salary of the Chairman of the Board and Secretary for 2002 at the same level as 2001.

The factors considered by the Board in setting the base salary of the Chairman of the Board and Secretary were subjective, such as the level of compensation paid by the Company to its other employees and the day-to-day involvement of such officers in the affairs of the Company. The Board is aware of the executive compensation historically paid by members of the peer group selected in connection with the preparation of the stock performance graph set forth under “Performance Graph” below (the “Peer Group”). However, the Board did not consider the compensation paid by the companies in the Peer Group to their chief executive officers in setting the base salary of the Company’s Chairman of the Board, since the higher level of compensation generally present at those companies does not reflect the philosophy of the Board that the Chairman of the Board should be modestly compensated and since the Chairman of the Board devotes much of his time to activities other than those of the Company. The Company’s performance was not a factor considered by the Board of Directors in setting the base salary of the Chairman of the Board or Secretary. However, the Board of Directors believes that, as a result of their significant share ownership, the interest of those officers are closely aligned with the long-term interest of the Company and its public shareholders.

Other Executive Officers, Including Chief Executive Officer

The compensation in 2002 of the Company’s non-founding executive officers, including its Chief Executive Officer, consisted of base salary, the potential for cash bonuses under individual bonus arrangements, and stock-based incentive awards. The Chief Executive Officer served as chief operating officer of the Company until December 2002, at which time he assumed his current position. His compensation for 2002 was determined at the time he served as chief operating officer, and was not altered when he was elected as chief executive officer.

The Board of Directors established, at its first meeting in 2002, the base salary to be paid, and the method for determining any bonuses to be paid, for that year to those employees (other than the founders) serving at that time as executive officers of the Company. Base salary for each such executive officer, including the Chief Executive Officer, was determined by applying a discount factor to the base salary historically paid by members of the Peer Group to their executive officers having comparable responsibilities. The Board of Directors applied a discount factor due to the directors’ belief that a significant portion of the total compensation of the Company’s non-founding executive officers should be performance-based.

The bonus to be paid for 2002 to the Company’s Chief Executive Officer and Vice-President – Product Procurement, Marketing and Logistics (who assumed that position in December 2002 and who, at the time compensation decisions were made, was a non-executive employee of the Company) was calculated based on the amount by which the Company’s pre-tax income in each quarter of 2002 exceeded its pre-tax income in the same quarter of 2001. The bonus to be paid for 2002 to the Company’s Chief Operating Officer (who assumed that position in December 2002 and who, at the time compensation decisions were made, served as vice-president of sales of the Company) was calculated based on two factors: (1) the amount by which the Company’s net sales in each quarter of 2002 exceeded its net sales in the same quarter of 2001, and (2) the amount by which the Company’s pre-tax income in each quarter of 2002 exceeded its pre-tax income in the same quarter of 2001. The bonus to be paid to the Company’s Chief Financial Officer for 2002 was calculated based on the amount by which net income in each quarter of 2002 exceeded a percentage of net sales in that quarter.

In addition to base salary and bonus, each of the Company’s non-founding executive officers, including its Chief Executive Officer, was granted either stock options or stock appreciation rights in 2002. The stock options were granted under the stock option plan for employees of the Company and its subsidiaries established by the Chairman of the Board of the Company in 2000. The stock appreciation rights were granted under a stock appreciation rights plan established by the Company in 2000 in connection with the Chairman’s adoption of his stock option plan. The stock option plan and stock appreciation rights plan are described under “Option/SAR Grants” above.

The stock-based awards granted in 2002 to each of the Company’s non-founding executive officers were determined by the Chairman of the Board, in the case of stock options, or by the Board of Directors, in the case of stock appreciation rights, based on the recommendation of the Chief Executive Officer and Chief Financial Officer. Each of the Company’s non-founding executive officers received the same number of stock-based awards in 2002 as were granted that year individually to the other members of the Company’s top management team.

The Company’s performance was not a factor considered by the Board of Directors in setting the base salary of the Company’s non-founding executive officers or by the Chief Executive Officer or Chief Financial Officer of the Company in making their recommendations regarding the award of stock-based incentives to the Company’s non-founding executive officers. However, the Board of Directors believes that, as a result of their individual bonus arrangements and their stock-based awards, the interest of the Company’s non-founding executive officers are closely aligned with the long-term interest of the Company and its public shareholders.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation over $1,000,000 paid by a company to its executive officers. Since the Company’s executive compensation is set at levels such that each executive officer is likely to receive compensation well below the $1,000,000 limit, the Board of Directors has determined that it is not necessary at this time to take any position with respect to the non-deductibility of compensation in excess of $1,000,000.

Robert A. Kierlin	Stephen M. Slaggie	Michael M. Gostomski
John D. Remick	Henry K. McConnon	Robert A. Hansen
Willard D. Oberton	Michael J. Dolan	Reyne K. Wisecup

The Board of Directors

Performance Graph

Set forth below is a graph comparing, for a period of five years ended December 31, 2002, the yearly cumulative total shareholder return on the Company’s Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company (the “Peer Group Index”).

The companies in the Peer Group are Lawson Products, Inc., Noland Company, MSC Industrial Direct Co., Inc. and W.W. Grainger, Inc. The Company is not included in the Peer Group.

In calculating the yearly cumulative total shareholder return of the Peer Group Index, the shareholder returns of the companies included in the Peer Group are weighted according to the stock market capitalization of such companies at the beginning of each period for which a return is indicated.

The comparison of total shareholder returns in the performance graph assumes that $100 was invested on December 31, 1997 in each of the Company, the NASDAQ Market Index and the Peer Group Index, and that dividends were reinvested when and as paid.

APPROVAL OF FASTENAL COMPANY STOCK OPTION PLAN

Introduction

Effective February 14, 2003, the Company’s Board of Directors authorized the adoption of the Fastenal Company Stock Option Plan (the “Company Plan”), which is attached to this Proxy Statement as Exhibit A. At that time, the Board directed that the Company Plan be submitted to the shareholders of the Company for approval at the Annual Meeting of Shareholders. If the shareholders approve the Company Plan, it will be effective as of April 16, 2003.

The purpose of the Company Plan is to further motivate the employees of the Company and its subsidiaries to produce a superior return for the Company’s shareholders by facilitating their ownership of Common Stock of the Company and by rewarding them for achieving a high level of Company financial performance. The Company Plan is also intended to facilitate retaining employees by providing an attractive capital accumulation opportunity.

The Company currently maintains no compensation plans under which Common Stock or other equity securities of the Company are authorized for issuance. However, effective January 3, 2000, the Company’s Chairman of the Board adopted a stock option plan which provides for the grant by the Chairman, at his discretion, to employees of the Company or its subsidiaries of options to purchase shares of Common Stock of the Company owned by the Chairman. As adjusted for stock splits, the Chairman of the Board has granted, to date, under his stock option plan options to purchase an aggregate of 2,506,120 shares of Common Stock of the Company owned by him. The Chairman of the Board has indicated that he does not intend to grant any further options under his stock option plan if the shareholders of the Company approve the Company Plan. No decision has been made by the Chairman at this time regarding whether he would grant further options under his plan if the Company Plan is not approved by the shareholders.

The description of the Company Plan set forth below is in all respects qualified by the terms of the Company Plan.

Market Price of Common Stock

The closing sale price of the Company’s Common Stock as of February 7, 2003 was $31.86 per share.

Description of Company Plan

Administration

The plan will be administered by the Board of Directors of the Company or a committee of two or more directors appointed by the Board (“the Administrator”). The Administrator will have the authority to grant options under the Company Plan, to specify the number of shares covered by each option, to set the exercise price, vesting and term of each option (provided that no option shall have an exercise price that is less than the fair market value of the Company’s Common Stock on the most recent trading day preceding the date of grant), to interpret the Company Plan, and to make any other determination that it believes necessary or advisable for the proper administration of the Company Plan. The Administrator may delegate administrative duties under the Company Plan to such officers or employees of the Company or others as it may determine.

Number of Shares

The total number of shares of Common Stock of the Company available for issuance upon exercise of options granted under the Company Plan is 3,793,865 (or 5% of the currently outstanding shares), subject to adjustment as provided below. If an option terminates or expires or is surrendered before it has been completely exercised, the shares covered by the unexercised portion of the option may again be made subject to options granted under the Company Plan. Options for no more than 20,000 shares may be granted under the Company Plan to any one participant in any single fiscal year, subject to adjustment as provided below. There is no other limit on the number of shares in respect of which options may be granted to any participant.

The Company has had discussions with the Chairman of the Board regarding the implementation of a program pursuant to which, upon the exercise of any option granted under the Company Plan in 2003, the Company would use the purchase price paid upon such exercise to purchase outstanding shares of Common Stock of the Company, subject to applicable legal restrictions, and the Chairman would contribute to the Company a number of shares of Common Stock owned by him which, together with the shares acquired by the Company, would equal the total number of shares of Common Stock issued by the Company upon exercise of such option. The effect of such a program would be that the exercise of an option granted in 2003 would result in no permanent dilution to the shareholders of the Company. While the Chairman of the Board has indicated an interest in establishing such a program, the Chairman’s interest is contingent on the tax, accounting and legal treatment of the program, from both an individual and a Company perspective, and the Chairman has not yet made any commitment to contribute his shares of Common Stock to the Company in connection with such a program. Shareholders of the Company should not assume that such a program will be implemented in determining whether or not to approve the Company Plan.

Eligibility

All employees of the Company and its subsidiaries, currently numbering approximately 7,000, will be eligible to participate in the Company Plan. The Administrator will have the sole right to establish criteria for participation of employees in the Company Plan, provided that any committee administering the Company Plan shall adhere to any criteria for participation established by the Board of Directors from time to time. Participation in the grant of options under the stock option plan established by the Chairman of the Board has generally been limited to employees with greater than three years of service to the Company or any of its subsidiaries by the last business day of the previous year in which the grant occurs, although exceptions have been made for certain employees such as branch managers and district managers. It is the Company’s current intention to continue this practice. However, based on shares available and other factors, the criteria for participation may change in years subsequent to 2003.

Termination of Employment; Death

If a participant ceases to be employed by the Company or one of its subsidiaries, other than as a result of his or her death, any outstanding option held by that participant will expire at the time such participant’s employment is terminated, except to the extent such option is exercisable on the date employment is terminated. To the extent any such option is exercisable on the date employment is terminated, that option will remain exercisable until the earlier of 90 days after the date of termination of such participant’s employment or the end of the term of the option.

If a participant dies while in the employ of the Company or one of its subsidiaries, each of his or her options will be exercisable by the legal representative of his or her estate or by his or her heirs during the same period and to the same extent as the option could have been exercised by the participant had he or she lived and remained employed by the Company or one of its subsidiaries.

Payment of Exercise Price

The exercise price of each option granted under the Company Plan will be payable by check or in such other manner as the Administrator prescribes.

Stock Splits, Dissolutions, Mergers and Similar Events

Except as provided below, in the event of a capital adjustment resulting from a stock dividend, stock split, stock combination, reorganization, merger or similar event, the total number and kind of securities available for issuance upon the exercise of options granted under the Company Plan, the number and kind of securities for which options may be granted to any one participant in any single fiscal year, the number and kind of securities under each outstanding option, and the per share exercise price of each outstanding option, will be adjusted consistent with such capital adjustment.

In the event of a merger or similar transaction in which the Company is not the surviving or acquiring company or in which the Company becomes a wholly-owned subsidiary of another company, the securities of another corporation may be substituted for the shares subject to the Company Plan and any outstanding options, and appropriate adjustments may be made in the total number of securities for the purchase of which options may be granted under the Company Plan, the number of securities for which options may be granted to any one participant in any single fiscal year, the number of securities under each outstanding option, and the per share exercise price of each outstanding option. If no such substitution is made, or in the event of the Company’s dissolution or liquidation, each of the outstanding options will terminate as of a date fixed by the Administrator, upon at least 30 days prior written notice to each participant. If notice of termination is given and an option has not previously expired, the holder of that option would have the right, until such termination date (but in no event beyond the expiration date of such option), to exercise all or any part of the option regardless of whether the option would otherwise be exercisable at that time.

Conditions to Exercise of Options

At the discretion of the Administrator, no exercise of an option will be effective unless all withholding taxes arising out of that exercise have been satisfied and unless all applicable securities listing, registration and qualification requirements have been complied with and all necessary or desirable consents and approvals of regulatory bodies have been obtained.

Suspension, Termination and Amendment

The Board of Directors may suspend, terminate or amend the Company Plan at any time. No suspension, termination or amendment of the Company Plan effected after the grant of an outstanding option may impair a participant’s rights and obligations related to that option without the participant’s consent. However, the consent of a participant to any suspension, termination or amendment of the Company Plan or of such participant’s options will be considered to have been given if the participant fails to object in writing within 15 days after written notice of the suspension, termination or amendment has been given to such participant in person or by certified mail. Any amendments to the Company Plan may be made subject to approval by the shareholders of the Company, to the extent considered necessary to comply with applicable law or the listing requirements of any applicable securities exchange or the Nasdaq National Market. Unless the Company Plan is terminated earlier by the Board of Directors, it will remain in effect until options for all available shares have been granted and all granted options have been exercised or expired.

Restrictions	on Transfer of Options

Options granted under the Company Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and may not be pledged by a participant to secure debt. The options of a participant are exercisable only by the participant or by a permitted transferee of the participant.

Federal Tax Considerations

All of the options granted under the Company Plan will be non-statutory stock options. Under existing federal income tax provisions, a participant will realize no taxable income, and the Company will be entitled to no deduction, when an option is granted under the Company Plan. When a participant exercises any option, he or she will realize ordinary income, and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a related deduction, equal to the excess of the fair market value on the date of exercise of the shares received over the exercise price paid for those shares. Upon disposition by a participant of such shares, the participant will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. In general, the tax basis will be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

This summary of federal income tax consequences of non-qualified options does not purport to be complete and applies only to participants who are U.S. taxpayers. Reference should be made to the applicable provisions of the Code. There also may be state, local and foreign income tax consequences applicable to transactions involving non-statutory options.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of outside directors and the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and either (i) the exercise price of the option is not less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain.

The Company does not currently have a compensation committee, and options under the Company Plan will initially be granted by the full Board of Directors. Options granted by the full Board will not qualify under current Treasury regulations as “performance-based compensation.” However, the Board believes that the Company’s executive compensation is currently set at levels such that “covered employees” are likely to receive compensation, including that attributable to stock options, well below the $1,000,000 limit. If, in the future, the Board becomes concerned that the deduction limitation of Section 162(m) might be exceeded, the Board may consider establishing a compensation committee to grant options under the Company Plan so that the availability of corporate compensation deductions attributable to such options can be preserved.

Allocation of Benefits

Because all awards of stock options under the Company Plan are entirely within the discretion of the Administrator, the allocation of benefits under the Company Plan in the future is not currently determinable. As a result, the Company has omitted the tabular disclosure of benefits or amounts received or allocated under the Company Plan otherwise required by the rules of the Securities and Exchange Commission. No grants of stock options under the Company Plan have been made to date and no grants will be made until such time as the Company Plan is approved by the shareholders of the Company.

Board Recommendation; Voting of Proxies

The Board of Directors of the Company unanimously recommends that the shareholders of the Company vote to approve the adoption of the Company Plan. Proxies solicited by the Board will, unless otherwise directed, be voted for such approval.

RELATIONSHIP WITH AND APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003, subject to ratification by the shareholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Audit Committee will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003.

A representative of KPMG LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file initial reports of share ownership and reports of changes in share ownership with the Securities and Exchange Commission. Directors and officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and officers, all Section 16(a) filing requirements were met for the year ended December 31, 2002, except as follows: one report, covering the exercise of stock options and the sale of shares received upon such exercise, was filed late by Mr. Lundquist and three reports, each covering the purchase of less than five shares pursuant to the automatic reinvestment of annual cash dividends, were filed late by Mr. Florness. Due to oversights by third parties, one report, covering the exercise of stock appreciation rights for cash, was filed late by Mr. Oberton; one report, covering the exercise of stock options and the sale of shares received upon such exercise, was filed late by Ms. Wisecup and one report, covering the exercise of stock appreciation rights for cash, was filed late by Mr. Florness. In addition, due to oversights by third parties, Mr. Kierlin filed late reports covering three annual grants of options under his stock option plan and the expiration of options to purchase an aggregate of 518,640 shares upon the termination of employment of 816 option holders.

ADDITIONAL MATTERS

The Annual Report of the Company for the fiscal year ended December 31, 2002, including financial statements, is being mailed with this Proxy Statement.

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

Shareholders who wish to obtain a copy of the Company’s 10-K Annual Report filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2002 may do so without charge by writing to Stephen M. Slaggie, Secretary, at the Company’s offices, 2001 Theurer Boulevard, Winona, Minnesota 55987-0978.

By Order of the Board of Directors,

Stephen M. Slaggie

Secretary

Dated: February 27, 2002

Exhibit A

FASTENAL COMPANY STOCK OPTION PLAN

This Plan is adopted and made by Fastenal Company, a Minnesota corporation with principal offices at Winona, Minnesota (the “Company”), for the benefit of certain employees of the Company and its subsidiaries.

1.    Purpose.

The Fastenal Company Stock Option Plan (the “Plan”) is intended to advance the interests of the Company, its shareholders, and its subsidiaries, by encouraging and enabling selected employees upon whose judgment, initiative and effort the Company and its subsidiaries are dependent for the successful conduct of their business, to acquire and retain a proprietary interest in the Company by ownership of its Shares. All Options granted under the Plan and all Shares sold upon exercise of Options are granted and sold by the Company. Options granted under the Plan will not be options that meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”).

2.    Definitions.

(a) “Administrator” means the body administering the Plan, as specified in Section 9.

(b) “Board” means the Board of Directors of the Company.

(c) “Company” means Fastenal Company, a Minnesota corporation, and any successor corporation.

(d) “Common Stock” means the Company’s $.01 par value Common Stock.

(e) “Date of Grant” means the date on which the Administrator approves the grant of an Option under the Plan.

(f) “Option” means an Option granted under the Plan.

(g) “Optionee” means a person to whom an Option, which has not expired, has been granted under the Plan.

(h) “Shares” shall mean shares of Common Stock, or such other securities or property as may become subject to Options pursuant to an adjustment as provided under Section 7 of the Plan.

(i) “Subsidiary” or “Subsidiaries” means a subsidiary corporation or corporations of the Company as defined in Section 424 of the Code.

(j) “Successor” means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

3.    Shares Subject to Options.

The aggregate number of authorized and unissued Shares for which Options may be granted and which may be purchased upon the exercise of Options granted under the Plan shall not exceed 3,793,865, subject to adjustment under the provisions of paragraph 7. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, other Options may be granted covering the Shares subject to the unexercised portion of such Option. The maximum number of Shares subject to Options that may be granted to any one individual under this Plan during any fiscal year of the Company (the “Maximum Annual Grant”) is 20,000 Shares, subject to adjustment under the provisions of paragraph 7.

4.    Participants.

All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan, subject to any criteria, categories, or limitations that may be established by the Administrator from time to time. Criteria for participation may reflect an employee’s contribution to the success of the Company, including the employee’s responsibility for Company revenues and profits, responsibility for managing other employees, possession of special skills, and length of service. The Administrator shall determine participation, grant Options, and specify the number of Shares subject to each Option.

5.    Grant of Options.

Options shall be granted at such times as may be determined by the Administrator, as long as Shares remain available for award under the Plan, or until the Plan is terminated as provided herein.

6.    Terms and Conditions of Options.

All Options granted under the Plan shall be evidenced by a written agreement or certificate in such form and with such terms as the Administrator may from time to time approve, subject to the following limitations and conditions:

(a) Option Price. The Option price per Share with respect to each Option shall be determined and stated by the Administrator at the time of grant. Such Option price shall be not less than the closing price at which Shares of the Common Stock were traded on the securities exchange or Nasdaq National Market System on which the Shares are then listed and traded on the most recent trading date preceding the date of grant. If the Common Stock is not then listed and traded upon a securities exchange or the Nasdaq National Market System, such Option price shall be not less than the fair market value of a Share on the date of grant, as determined by the Administrator. The determination of the Option price by the Administrator shall be binding upon the Optionee and all other persons.

(b) Period of Option. The expiration date with respect to each Option shall be determined and stated by the Administrator at the time of grant.

(c) Vesting of Shareholder Rights. Neither an Optionee nor any transferee pursuant to a Permitted Transfer (as defined below) shall have any of the rights of a shareholder of the Company until the Option has been exercised and the certificates evidencing the Shares purchased are properly delivered to such Optionee or transferee.

(d) Exercise of Option. The period during which each Option may be exercised shall be determined and stated by the Administrator in the award agreement or certificate at the time of grant. Except as otherwise provided in this Plan, an Option may be exercised only while the Optionee is employed by the Company or a Subsidiary, and only if the Optionee has been continuously so employed since the date the Option was granted.

(e) Manner of Exercise. Each exercise of an Option shall be in writing, in such form as the Administrator may prescribe, delivered to the Administrator or its designee, specifying the number of Shares being purchased and accompanied by payment of the Option price for such Shares, by check payable to the Company or in such other manner as the Administrator may prescribe.

(f) Nontransferability of Options. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act (each a “Permitted Transfer”). Each Option shall be exercisable only by the Optionee or by a transferee pursuant to a Permitted Transfer. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process.

(g) Termination of Employment. Except as otherwise provided in paragraph 6(h), upon termination of an Optionee’s employment with the Company or a Subsidiary, (i) any outstanding Option held by such Optionee shall terminate except to the extent that it is immediately exercisable by its terms at the date of such termination of employment and (ii) to the extent any such Option is immediately exercisable by its terms at the date of such termination of employment, it shall remain exercisable until the earlier of 90 days after the date of such termination of employment or the date of expiration of such Option. The granting of an Option to a Participant does not alter in any way the existing rights of the Company and its Subsidiaries to terminate such person’s employment at any time for any reason or for no reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

(h) Death of Optionee. If an Optionee dies while in the employ of the Company or any Subsidiary, any outstanding Option shall be exercisable by the Optionee’s Successor during the same period and to the same extent as the option could have been exercised by the Optionee had the Optionee lived and remained employed by the Company or a Subsidiary.

7.    Adjustments.

(a) Except as provided in paragraph 7(c), in the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of Shares, the number and kind of Shares subject to the Plan and the Maximum Annual Grant and the number and kind of Shares under each outstanding Option shall be adjusted consistent with such capital adjustment. The Option price of any Share under each outstanding Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. The granting of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

(b) In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Administrator, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (but in no event beyond the expiration date of the applicable Option) to exercise each of his outstanding Options as to all or any part of the Shares covered thereby including Shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

(c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

(1) If there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the Shares under outstanding and unexercised Options for securities of another corporation, then any Option granted under the Plan shall terminate as of a date to be fixed by the Administrator, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (but in no event beyond the expiration date of the applicable Option) to exercise each of his outstanding Options as to all or any part of the Shares covered thereby including Shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time; or

(2) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the Shares under outstanding and unexercised Options for securities of another corporation, then the securities received on account of such Shares shall be subject to the Plan and then-outstanding Options. The Administrator may make appropriate adjustment in the number and kind of Shares for the purchase of which Options may be granted under the Plan and for the Maximum Annual Grant. In addition, the Administrator shall make appropriate adjustment in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per Share.

The term “Reorganization” as used in this subparagraph (c) of this paragraph 7 shall mean any statutory merger, statutory consolidation, statutory share exchange, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

(d) Adjustments and determinations under this paragraph 7 shall be made by the Administrator, as specified herein, and its decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

8.    Restrictions on Issuing Shares.

The exercise of each Option and the issuance of Shares in connection therewith shall be subject to the condition that if at any time the Administrator shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or the Nasdaq National Market or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

9.    Administration of Plan.

The Plan shall be administered by the Board or by a committee of two or more directors of the Company appointed by the Board (the “Administrator”). If the Plan is administered by a committee, it shall report all action taken by it to the Board. In administering the Plan, the Administrator shall be governed by and shall adhere to the provisions of the Plan, including any criteria for eligibility or participation established by the Board from time to time. Subject to the foregoing, the Administrator shall determine eligibility to participate in the Plan, ascertain the number of Shares for which each participant is eligible in accordance with any established criteria, grant Options, construe and interpret the Plan, and make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons. The Administrator may delegate administrative duties under this Plan to such officers or employees of the Company or others as it may determine.

10.    Delivery of Shares and Proceeds.

Upon the exercise of an Option, the Administrator shall cause a certificate for the purchased Shares to be issued by the Company’s transfer agent and delivered to the Optionee. The proceeds received from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be the property of the Company, and shall be delivered to it promptly by the Administrator.

11.    Amendment, Suspension, or Termination of Plan.

The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as it may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which it may deem to be in the best interests of the Company. Unless the Plan shall theretofore have been terminated as provided herein, the Plan shall terminate when all available Shares have been granted and no granted Option is outstanding. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee’s consent, impair any of the rights or obligations under any outstanding Option theretofore granted to such Optionee under the Plan. A Participant’s consent to any amendment, suspension, or termination of the Plan or to any Option issued pursuant to the Plan shall be deemed to have been given if the Participant fails to object in writing within 15 days after written notice thereof, given in person or by certified mail sent to the Participant’s address contained in the records of the Company. To the extent considered necessary to comply with applicable provisions of law or the listing requirements of any applicable securities exchange or the Nasdaq National Market, any such amendments to the Plan may be made subject to approval by the shareholders of the Company.

12.    Adoption and Effective Date of Plan.

The Plan is approved and adopted by the Board of Directors on February 14, 2003. It will be submitted to the Shareholders of the Company at the next annual meeting. The Plan will be effective if approved by a majority of the outstanding Shares present and entitled to vote at such meeting, upon such approval or upon such other date as may be specified in the resolution of approval.

FASTENAL COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 15, 2003

10:00 a.m., Central Daylight Savings Time

Fastenal Company Headquarters

2001 Theurer Boulevard

Winona, Minnesota

Fastenal Company
2001 Theurer Boulevard, Winona, Minnesota 55987-1500	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of

Shareholders to be held on April 15, 2003 and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Stephen M. Slaggie, John D. Remick and Willard D. Oberton, and each of them, as Proxies, each with full power of substitution, to vote, as designated on the reverse side and below, at the Annual Meeting of Shareholders to be held on April 15, 2003, and at any adjournment thereof, all shares of Common Stock of Fastenal Company registered in your name at the close of business on February 18, 2003.

This proxy when properly executed will be voted as specified on the reverse side, but, if no direction is given, this proxy will be voted FOR Items 1, 2 and 3. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the Proxies. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

See reverse for voting instructions.

ò    Please detach here    ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1. Election of Directors:	01 Robert A. Kierlin	05 Henry K. McConnon	☐	Vote FOR	☐	Vote WITHHELD
	02 Stephen M. Slaggie	06 Robert A. Hansen		all nominees		from all nominees
	03 Michael M. Gostomski	07 Willard D. Oberton		(except as marked)
	04 John D. Remick	08 Michael J. Dolan
09 Reyne K. Wisecup

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of Fastenal Company Stock Option Plan.				☐ For ☐ Against ☐ Abstain

3. Ratification of the appointment of KPMG LLP as independent auditors for the 2003 fiscal year.				☐ For ☐ Against ☐ Abstain

Address Change? Mark Box ☐ indicate changes below:				Dated: , 2003

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.